CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information constituting part of Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of Fidelity Advisor Series II: Fidelity Advisor Government Investment Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor High Yield Fund, Fidelity Advisor Income & Growth Fund and Fidelity Advisor Short Fixed-Income Fund, of our reports dated December 8, 1995 on the financial statements and financial highlights included in the October 31, 1995 Annual Reports to Shareholders of Fidelity Advisor Government Investment Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor High Yield Fund, Fidelity Advisor Income & Growth Fund and Fidelity Advisor Short Fixed-Income Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 22, 1996